UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On January 22, 2009, MEMC Electronic Materials, Inc. (the “Company”) issued a press release reporting results of operations for the quarter and year ended December 31, 2008. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2009, the Board of Directors of the Company adopted amendments to the Company’s By-Laws, effective immediately. A copy of the Restated By-Laws, as amended, is filed with this Form 8-K as Exhibit 3.1.

The amendments are described below:

1.        Amendments to Advance Notice Provision. The Board amended the existing provision relating to advance notice of stockholder business to be conducted at meetings of the stockholders. These amendments primarily reflect recent Delaware case law developments relating to advance notice provisions. As amended, Article II now provides a more current and comprehensive bylaw relating to both director nominations and other stockholder business being proposed. These changes clarify the guidelines for stockholders and are intended to foreclose potential disputes over matters relating to the requisite advance notice and treatment of stockholder business and director nominations. They also enhance the Board of Directors’ ability to prepare for and address issues that may arise at stockholder meetings while safeguarding the rights of stockholders to make director nominations and business proposals.

Specifically, the amendments provide for advance notice procedures to apply to all stockholder director nominations as well as all stockholder proposals for business to be conducted at meetings (annual or special) of the stockholders. In the case of an annual meeting, stockholders must provide written notice of business proposed to be conducted at that meeting by the stockholder not less than 90 days nor more than 120 days prior to the anniversary of the last annual meeting. For a special meeting, stockholders must provide written notice of such proposed business not more than 10 days immediately following the date the Company gives notice of such a special meeting. The amendments also set forth with specificity the information a stockholder must provide to the Company relating to the business proposed to be conducted and relating to the stockholder. The amendments state clearly that these are the exclusive means for a stockholder to make nominations or submit other business at stockholder meetings (other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended).

2.         Amendment of Notice for Special Board Meetings. The Board amended existing Article III, Section 7 which had provided that at least ten days advance notice be given to directors for a special meeting of the Board of Directors. The Section now requires a minimum of two days notice for such meetings.

3.         Amendment of Director Written Consent Provision. The Board amended existing Article III, Section 13 which had provided for action by the directors by unanimous written consent. The Section now permits such written consent to be by electronic means as now contemplated by Delaware law.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits	Item

3.1	By-Laws of Registrant, Amended and Restated as of January 20, 2009.

99.1	Press release dated January 22, 2009 furnished with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: January 22, 2009	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Item

3.1	By-Laws of Registrant, Amended and Restated as of January 20, 2009.

99.1	Press release dated January 22, 2009 furnished with this Report.